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(g)(2)

             FORM OF AMENDED SCHEDULE A TO THE CUSTODIAN AGREEMENT.

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                                     Form of
                               Amended Schedule A
                           to the Custodian Agreement
                     between American Performance Funds and
                             Bank of Oklahoma, N.A.
                                September 5, 1990

Name of Fund

American Performance Cash Management Fund

American Performance U.S. Treasury Fund

American Performance Bond Fund

American Performance Intermediate Bond Fund

American Performance Intermediate Tax-Free Bond Fund

American Performance Short-Term Income Fund

American Performance Equity Fund

American Performance Balanced Fund

American Performance Growth Equity Fund

American Performance Small Cap Equity Fund

American Performance Institutional Cash Management Fund

American Performance Institutional U.S. Treasury Fund

American Performance Institutional Tax-Free Money Market Fund

[SEAL]                                      American Performance Funds

                                               By: ________________________

                                             Date: _________, 2004

[SEAL]                                      Bank of Oklahoma, N.A.

                                               By: ________________________

                                             Date: _________, 2004